Exhibit 4.2.1

FIRST SUPPLEMENTAL INDENTURE

This FIRST SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), dated as of February 17, 1999, among SAKS INCORPORATED, a Tennessee corporation (the “Company”), the Subsidiary Guarantors named herein, as Guarantors, HERBERGER’S DEPARTMENT STORES, LLC, a Minnesota limited liability company ( “Herberger’s Stores”), SAKS STORES PARTNERSHIP, L.P., a Tennessee limited partnership, (“Sales Stores”), CARSON PIRIE HOLDINGS, INC., a Delaware corporation (“Carson Holdings”), SAKS DISTRIBUTION CENTERS, INC., an Illinois corporation (“Saks Distribution”), SAKS SHIPPING COMPANY, INC. an Illinois corporation (“Sales Shipping”) and MCRAE’S STORES SERVICES, INC., an Illinois corporation (“McRae’s Services; Herberger’s Stores, Saks Stores, Carson Holdings, Saks Distribution, Sales Shipping and McRae’s Services are collectively referred to herein as the “New Guarantors”) and THE FIRST NATIONAL BANK OF CHICAGO, as Trustee (the “Trustee”).

WITNESSETH:

WHEREAS, in accordance with Section 9.01 of the Indenture dated as of December 2, 1998, among the Company, the Subsidiary Guarantors named therein and the Trustee (as amended, modified or supplemented, the “Indenture”), relating to the 7-1/2% Notes due 2010 of the Company, the Trustee, the Company and the Guarantors (as defined in the Indenture) have agreed to amend the Indenture as of the date hereof to provide for the addition of six additional Guarantors pursuant to the requirements of Section 10.15 of the Indenture;

WHEREAS, all things necessary to make this Supplemental Indenture a valid supplement to the Indenture according to its terms have been done;

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Certain Terms Defined in the Indenture. All capitalized terms used herein without definition herein shall have the meanings ascribed thereto in the Indenture.

SECTION 2. Addition of New Guarantors. In accordance with Section 10.15 of the Indenture, the Indenture is hereby supplemented as permitted by Section 9.01(e) of the Indenture by adding each of New Guarantors as a “Guarantor” thereunder. Accordingly, by their execution of this Supplemental Indenture, the New Guarantors acknowledge and agree that each is a “Guarantor” under the Indenture and is bound by and subject to all of the terms of the Indenture applicable to a Guarantor, including without limitation, the applicable provisions of Article Twelve of the Indenture.

SECTION 3. Corporate Reorganization. G.R. Herberger’s, Inc. has merged with and into the Company. Carson Pirie Scott & Co. (“CPS & Co.”) has merged with and into Parisian, Inc. Parisian, Inc., by its execution of this Supplemental Indenture and as permitted by Section 9.01(a), assumes all of the covenants of CPS & Co. in the Indenture and in the applicable Note Guarantee. CPS Holding Co. (“Holding”) has merged with and into CPS Department Stores (“CPS Stores”) who has, in turn, merged with and to McRae’s, Inc. McRae’s, Inc., by its execution of this Supplemental Indenture and as permitted by Section 9.01(a), assumes all of the respective covenants of Holding and CPS & Stores in the Indenture and in the applicable Note Guarantee.

SECTION 4. Governing Law. This Supplemental Indenture shall be governed by the laws of the State of New York.

SECTION 5. Counterparts. This Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 6. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 7. Ratification. Except as expressly amended hereby, each provision of the Indenture shall remain in full force and effect and, as amended hereby, the Indenture is in all respects agreed to, ratified and confirmed by each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

SAKS INCORPORATED

By:	/s/ Charles J. Hansen
Title:

Attest:
Title:

THE FIRST NATIONAL BANK OF CHICAGO, as Trustee

BY:
Title

Attest:
Title:

(Signatures continued on next page)

[Signature Page to Supplemental Indenture dated as of February 17, 1999 regarding Saks Incorporated]

PARISIAN, INC.
McRAE’S, INC.
McRAE’S STORES PARTNERSHIP
By:	McRae’s, Inc., as managing general partner

McRAE’S OF ALABAMA, INC.
SAKS HOLDINGS, INC.
SAKS & COMPANY
SAKS FIFTH AVENUE, ATLANTA, INC.
SAKS FIFTH AVENUE - STAMFORD, INC.
SAKS FIFTH AVENUE, INC.
SAKS FIFTH AVENUE OF OHIO, INC.
SAKS FIFTH AVENUE - LOUISIANA, INC.
SAKS FIFTH AVENUE - MISSOURI, INC.
SAKS FIFTH AVENUE OF TEXAS, INC.
SAKS SPECIALTY STORES, INC.
S.F.A. DATA PROCESSING, INC.
SFA FOLIO COLLECTIONS, INC.
SAKS FIFTH AVENUE DISTRIBUTION COMPANY
SFA REAL ESTATE COMPANY
HERBERGER DEPARTMENT STORES LLC
By: Saks Incorporated, as member
SAKS STORES PARTNERSHIP, L.P.
By: MCRAE’S INC. as Managing Partner
CARSON PIRIE HOLDINGS, INC.
SAKS DISTRIBUTION CENTERS, INC.
SAKS SHIPPING CO, INC.
MCRAE’S STORES SERVICES, INC.

By:	/s/ Charles J. Hansen
Title:

Attest:
Title: